Exhibit 99.1

Ondas Holdings Reports First Quarter 2024 Financial Results

Ondas Networks entered into $2.8 million agreement with industry partner to provide on-locomotive radio upgrade in the 220 MHz frequency band to support Positive Train Control (PTC) safety applications for key Northeast Corridor passenger railroad

Ondas Networks achieved successful systems integration milestones in 900 MHz with both a large Class I railroad customer and a regional commuter railroad; Initial system-wide order received by distribution partner from regional commuter railroad in the Southwest for 900 MHz wireless network upgrade

Airobotics continues to expand in the Middle East with new purchase orders in Dubai and Israel and expansion in Europe with Optimus System and Iron-Drone Raider; American Robotics advanced market activity in US market with Optimus System networks, partnering with governmental entities and critical infrastructure facilities

Received initial order for Iron-Drone Raider platform from defense company; additional orders expected

Conference Call Scheduled for Today at 8:30 a.m. ET

MARLBOROUGH, MA – May 15, 2024 - Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, reported financial and operating results for the first quarter ended March 31, 2024.

“Ondas continued to validate the significant market potential of its technology platforms in the first quarter,” said Eric Brock, Chairman and CEO of Ondas Holdings. “The initial order for the Iron-Drone Raider counter-UAS (CUAS) platform announced by our Ondas Autonomous Systems business unit signified the acceptance of the platform by a large military customer and is a harbinger of significant growth in a large, fast-growing market. In addition, the $2.8 million order announced today by Ondas Networks for a new, on-locomotive radio in the 220 MHz frequency band signals a significant expansion of our addressable market in the North American rail market and the rapidly growing awareness of Ondas’ dot16 technology across the global rail sector. We continue to demonstrate that our Optimus, Iron-Drone and dot16 technology platforms are seeing widening adoption and hold huge growth potential as Ondas scales to penetrate the large global markets we address.”

“At Ondas Networks, we progressed field activity in the important 900 MHz network which has led to an initial system-wide order received by our distribution partner on behalf of a commuter railroad in the Southwest. In parallel, we advanced systems integration activity and have successfully completed backwards compatibility and live traffic operations in the legacy 900 MHz band with a Class I Railroad. Plans are underway to migrate that system to the new 900 MHz frequency band in the second quarter, which we believe will lead to commercial volume orders. This represents a significant milestone with the Class I Railroads as they plan to retire the legacy 900 MHz network.”

“Our Ondas Autonomous Systems (OAS) business unit has done exceptional work advancing the Iron-Drone Raider platform by tailoring the systems for unique, high value defense requirements. We believe the Raider is the highest performance option on the market among CUAS technologies designed to perform multiple defense and security missions, including the non-kinetic interception of hostile drones. Of note, the Raider can be delivered to our government and defense customers at a very compelling price point, which specifically targets the Department of Defense’s accelerated procurement initiatives such as the Replicator program. We are excited to see initial adoption begin, and we are already pursuing new markets across the world for the Raider. Lastly for OAS, our customer pipeline activity has advanced in the U.S. and Europe to complement the deepening engagement in Dubai, where the Optimus fleet deployment continues to scale with successful operations.”

Brock concluded, “Our financial results in the first quarter were disappointing, largely due to delays we have previously highlighted regarding deployments on 900 MHz with the Class I Railroads and supply chain and market-related issues related to the Gaza conflict in Israel. We expect growth to resume in the second half of 2024 as Optimus System inventory availability improves, Iron Drone production commences and, of course, we advance 900 MHz network integration to the finish line.”

First Quarter 2024 and Recent Highlights – Ondas Networks

●	Generated approximately $312,000 in revenue during the first quarter of 2024.

●	Guy Simpson, Ondas Networks Chief Operating Officer promoted to additional role as President in March 2024.

●	Secured an agreement worth $2.8 million with distribution partner to develop and provide on-locomotive radios for the 220 MHz frequency band, on behalf of a key Northeast Corridor passenger railroad. The newly developed technology will support the Advanced Civil Speed Enforcement System (ACSES) system, a Positive Train Control (PTC) signaling system utilized by passenger and transit, as well as certain freight rail operators in the Northeast Corridor (NEC) with commercial delivery expected in the first quarter of 2025.

●	Achieved successful systems integration milestone in the legacy 900 MHz network with a Class I railroad in Chicago, which is widely regarded as the most challenging wireless environment due to the congested nature of the airwaves. Planning is progressing for the migration of ATCS wireless network to the new 900 MHz frequency band and dot16 deployment in the second quarter of 2024.

●	Initial system-wide order for 900 MHz wireless network upgrade was received by our distribution partner from a regional commuter railroad in the Southwest following successful integration in May 2024.

●	Advanced new development program for on-locomotive radios designed for European rail markets.

●	Engagement with MxV Rail around various application and networking testing continued. Base Station Controller which enables shared network resources between multiple railroads advanced. Further, a testing program related to integrating IEEE 802.16 with next-generation HOT/EOT systems is progressing.

●	Engaged certain railroads and ecosystem vendors with integrating Interoperable Train Control Messaging (ITCM) over dot16 in the 900 MHz band to support PTC protocols and allow for safety system redundancy. ITCM is the primary transport for PTC messaging.

●	Submitted proposals for network equipment and development programs upon request from rail vendors for dot16 wireless network systems in international markets.

Guy Simpson, Ondas Networks President and Chief Operating Officer, commented, “Ondas Networks has made considerable progress on advancing the adoption of our dot16 technology across the global rail sector. We are experiencing success with the complex ATCS systems integration and network migration processes in the field for the 900 MHz network. Indeed, our distribution partner received an order in May for 900 MHz base stations and edge remotes on behalf of a regional commuter railroad in the Southwest, representing the first commercial order for system-wide deployment of Airlink products in 900 MHz. In addition, a large commuter railroad in the Midwest has purchased equipment for multiple labs to evaluate Airlink products and dot16 technology. We expect this activity to lead to commercial-scale orders in 2024. We believe the successful engagement with these smaller rail systems and our successful systems integration in the legacy 900 MHz with a Class I railroad signals pending commercial success throughout the railroad industry.”

Simpson continued, “In addition, we are thrilled to announce the landmark customer win in the 220 MHz frequency band where Ondas Networks and our development partner agreed to provide an upgraded PTC data radio for a key Northeast Corridor passenger railroad. We believe this PTC data radio will be widely adopted across the NEC for passenger, transit and certain freight railroad operators – for both on-locomotive and wayside applications. This win demonstrates the unique flexibility of our FullMAX, dot16 compliant wireless platform and, importantly is an expansion of our addressable market. In addition, we are receiving interest in this PTC data radio from other vendors in international rail markets.”

First Quarter 2024 and Recent Highlights – Ondas Autonomous Systems (OAS)

●	Generated approximately $313,000 in revenue during the first quarter of 2024.

●	Ondas announced the formation of Ondas Autonomous Holdings Inc. (“OAH”), a newly formed drone holding company intended to enhance operational and financial flexibility as Ondas scales its global drone operations.

●	Airobotics continues its expansion in Dubai, United Arab Emirates, with a local governmental entity deploying the world’s first drone network infrastructure for public safety and other public services. Airobotics secured an expanded services agreement to support the growing fleet.

●	Airobotics advanced the commercialization of the Iron-Drone Raider C-UAS platform with a specific effort to meet the advanced requirements of key defense and security entities.

●	Airobotics received an initial purchase order in May from a major defense company in Israel for the first Iron-Drone Raider systems. Follow-on orders related to initial deployments are expected in the second and third quarters of 2024.

●	Airobotics received a purchase order from one of the world’s largest semiconductor manufacturers for aerial security and data services supporting a critical semiconductor fabrication facility in Israel. The Optimus System, deployed on this site since 2016, is believed to be one of a select few sites globally where a fully automated aerial data capturing system is installed and seamlessly integrated into industrial facility operations and the national airspace.

●	American Robotics engaged in the Green UAS program in order to certify compliance with highest levels of cybersecurity and supply chain requirements of the U.S. National Defence Authorization Act (NDAA). The Green UAS program is administrated by the Association for Uncrewed Vehicle Systems International (AUVSI), in partnership with the U.S. Department of Defense (DoD) and many state governments, with the purpose of enhancing the country’s UAS technology base. American Robotics expects to complete the Green UAS qualification during the second quarter of 2024.

●	American Robotics introduced the Kestrel System (“Kestrel”). The Kestrel is an airspace monitoring system comprised of active and passive technology that is fused with an air traffic situational awareness software, which satisfies regulatory Detect and Avoid (DAA) requirements, allowing for Beyond Visual Line of Sight (BVLOS), in-turn fully enabling autonomous and remote operations. The Kestrel is available as part of an integrated Optimus System deployment or as a stand-alone solution to realize smart corridors, further driving Optimus and American Robotics solutions.

●	American Robotics showcased the Optimus System in multiple designated demonstrations held in both Lynn, Massachusetts and at the Massachusetts Maritime Academy in connection with an agreement with MassDOT Aeronautical Division. The company demonstrated its ability to conduct remote operations without requiring a Pilot in Command (PIC) onsite, emphasizing its operational flexibility and efficiency by performing True (no visual observer required) BVLOS operations.

●	American Robotics continues to build a trusted and respected relationship with the Federal Aviation Administration with its highly experienced leadership team and flight operations personnel. Their unrivaled experience in fully understanding aviation safety and regulatory requirements, in conjunction with the Kestrel system and the Optimus sUAS Type Certified system allowed efficient approval of a BVLOS waiver is support of a major state Department of Transportation.

●	American Robotics formed partnerships with Senhive Inc., a leading provider of passive air detection systems and ResilienX Inc., a leader in data quality assurance and real-time aviation safety management systems (IASMS) for highly automated and autonomous systems. These partnerships will assist Ondas in elevating autonomous drone operations and end-to-end data solutions through advanced integration of airspace surveillance systems.

●	Ondas expects to complete the previously announced build of 15 new Optimus Systems in 2024, following the easing of supply chain constraints. Ondas plans to commence additional inventory production in the second half of 2024.

OAS President Meir Kliner commented, “Our OAS business unit started 2024 with many promising opportunities, which we are advancing. I believe we will see the outcomes of these efforts in the second half of the year as supply chain and production capacity creates system availability for both Optimus and Iron Drone to address global opportunities. We see strong growth potential with existing customers and an expanding pipeline of new customers in the U.S., Middle East, and Europe as our business development activity matures. In addition to the Optimus pipeline, we see significant potential with the Iron-Drone Raider platform in global defense and security markets as our commercialization efforts proceed.”

Kliner continued, “We are excited about the new opportunities we have created with the Iron-Drone Raider, which has culminated in the initial commercial order announced last week. In light of the stressed international security situation, we believe Ondas holds significant assets, expertise, and technology with both our Optimus and Iron Drone autonomous platforms to protect critical facilities and borders with security, data capturing and analytics, and new drone interception capabilities. We are positioning these platforms for scaling globally with target customers, applications and distribution and ecosystem partners.”

First Quarter 2024 Financial Results

Revenues were $0.6 million for the three months ended March 31, 2024, compared to $2.6 million for the three months ended March 31, 2023. The decrease in revenue was primarily a result of extended timelines at Ondas Networks related to 900 MHz activity with the Class I railroads and supply chain disruptions connected to the Gaza War at our OAS business unit.

Gross profit declined to ($0.4) million for the three months ended March 31, 2024, compared to $1.0 million for the three months ended March 31, 2023. Gross margin was negative for the three months ended March 31, 2024, compared to 39.6% for the three months ended March 31, 2023. The impairment in gross profit is primarily due to the low revenue recorded in the quarter relative to recurring cost of services provided, as well as product development cost overruns. Gross margins can be volatile on a quarter-to-quarter basis due to low revenue levels and shifts in revenue mix between product, development, and services revenues.

Operating expenses decreased to $8.7 million for the three months ended March 31, 2024, as compared to $13.7 million for the three months ended March 31, 2023. The decrease in operating expenses is largely due to cost controls at both business units and ongoing benefits from the restructuring of our Ondas Autonomous Systems business unit in connection with the integration of American Robotics and Airobotics after the Airobotics acquisition closed in January 2023.

The Company’s operating loss narrowed to approximately $9.1 million for the three months ended March 31, 2024, as compared to $12.7 million for the three months ended March 31, 2023. Although revenues decreased our operating loss improved 28% year-over-year and was largely driven by strong expense controls and lower non-cash charges.

Net loss also narrowed to approximately $9.9 million for the three months ended March 31, 2024, as compared to a net loss of $14.5 million for the three months ended March 31, 2023. The decrease in net loss was largely driven by lower operating costs, in addition to $0.7 million in interest expense for the three months ended March 31, 2024 compared to $1.8 million incurred in the first quarter of 2023.

The Company held cash and cash equivalents of approximately $14.5 million as of March 31, 2024, nearly unchanged compared to approximately $15.0 million as of December 31, 2023. Cash used for operations including working capital was primarily offset by $4.05 million in capital raised via the sale of common stock in Ondas Holdings and $4.5 million raised through the sale of preferred stock in Ondas Networks. The $8.55 million gross proceeds from these financing transactions were available to Ondas Holdings for general working capital purposes.

Operational and Financial Outlook

The Company expects to generate significant revenue growth for the full year 2024 driven by growing customer activity in both business units with orders and backlog increasing in the second half of 2024. Revenue visibility is expected to improve in the second half as Ondas Networks advances systems integration efforts with the Class I railroads in the 900 MHz rail network, Optimus System inventory availability improves and Iron-Drone commercial bookings and production advance. Bookings and revenue growth are expected to fluctuate from quarter-to-quarter given the uncertainty around the timing of customer activity in front of the targeted commercial rollout for the 900 MHz rail network, the development programs underway with Siemens and MxV Rail, in addition to the timing of OAS’s deliveries of the Optimus and Iron-Drone systems to the UAE, Israel and its growing roster of customers globally.

Earnings Conference Call & Audio Webcast Details

An earnings conference call is scheduled for today (May 15, 2024) at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). The conference call will also be broadcast live and available for replay here and via the investor relations section of the Company’s website at ir.ondas.com. A replay will be accessible from the investor relations website after completion of the event.

Date: Wednesday, May 15, 2024

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: 844-883-3907

International dial-in number: 412-317-5798

Call participant pre-registration link: here

The Company encourages listeners to pre-register, which allows callers to gain immediate access and bypass the live operator. Please note that you can register at any time during the call. For those who choose not to pre-register, please call the conference telephone number 10-15 minutes prior to the start time, at which time an operator will register your name and organization.

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through Ondas Autonomous Holdings Inc. via its wholly-owned subsidiaries American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Our Ondas Autonomous Systems business unit designs, develops, and markets commercial drone solutions via the Optimus System™ – the world’s first FAA certified small UAS (sUAS) developed for aerial security and data capture and the Iron Drone Raider™ (the “Autonomous Drone Platforms”). The Autonomous Drone Platforms are highly automated, AI-powered drone systems capable of continuous, remote operation and are marketed as “drone-in-a-box” turnkey data solution services. They are deployed for critical industrial and government applications where data and information collection and processing are required. The Autonomous Drone Platforms are typically provided to customers under a Data-as-a-Service (DaaS) business model. American Robotics and Airobotics have industry leading regulatory successes which include a first of its kind FAA Type Certification for the Optimus System and having the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site.

Ondas Networks, American Robotics and Airobotics together provide users in oil & gas, rail, mining, agriculture, public safety and other critical infrastructure and government markets with improved connectivity and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measure

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide a reconciliation of Adjusted EBITDA, the non-GAAP financial measure, contained in this press release to the most directly comparable measure under GAAP, which reconciliation is set forth in the table below.

We believe that Adjusted EBITDA facilitates analysis of our ongoing business operations because it excludes items that may not be reflective of, or are unrelated to, the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate Adjusted EBITDA differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA should only be used as supplemental measures of our operating performance.

We believe that Adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the table below, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

Management uses Adjusted EBITDA in making financial, operating, and planning decisions and evaluating the Company’s ongoing performance.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

IR Contact for Ondas Holdings Inc.

888.350.9994

ir@ondas.com

Media Contact for Ondas

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

ONDAS HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current Assets:
Cash	$14,548,561	$14,979,436
Restricted cash	42,148	42,564
Accounts receivable, net	2,125,568	3,429,974
Inventory, net	3,759,574	2,186,646
Other current assets	3,030,706	2,967,619
Total current assets	23,506,557	23,606,239

Property and equipment, net	4,839,649	4,175,958

Other Assets:
Goodwill, net of accumulated impairment charges	27,751,921	27,751,921
Intangible assets, net	30,301,298	31,329,182
Accounts receivable, net of current	155,560	-
Lease deposits	596,235	599,517
Operating lease right of use assets	4,464,304	4,701,865
Total other assets	63,269,318	64,382,485
Total assets	$91,615,524	$92,164,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,573,595	$5,177,022
Operating lease liabilities	673,267	685,099
Accrued expenses and other current liabilities	3,218,858	3,587,877
Convertible note payable, net of unamortized debt discount and issuance cost of $1,569,835 and $1,968,411, respectively	27,378,288	25,692,505
Government grant liability	640,095	520,657
Deferred revenue	460,047	276,944
Total current liabilities	37,944,150	35,940,104

Long-Term Liabilities:
Notes payable	300,000	300,000
Convertible notes payable, net of current, net of debt discount and issuance cost of $250,768 and $391,718, respectively	1,665,899	2,812,156
Accrued interest	23,294	26,844
Government grant liability, net of current	2,184,002	2,229,047
Operating lease liabilities, net of current	5,729,743	5,800,710
Other liabilities	82,500	-
Total long-term liabilities	9,985,438	11,168,757
Total liabilities	47,929,588	47,108,861

Commitments and Contingencies (Note 11)

Temporary Equity
Redeemable noncontrolling interest	15,922,284	11,920,694

Stockholders’ Equity
Preferred stock - par value $0.0001; 5,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively, and none issued or outstanding at March 31, 2024 and December 31, 2023, respectively	-	-
Preferred stock, Series A - par value $0.0001; 5,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively, and none issued or outstanding at March 31, 2024 and December 31, 2023, respectively	-	-
Common Stock - par value $0.0001; 300,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively, and 65,564,484 and 61,940,878 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	6,556	6,194
Additional paid in capital	235,993,246	231,488,999
Accumulated deficit	(208,236,150)	(198,360,066)
Total stockholders’ equity	27,763,652	33,135,127
Total liabilities and stockholders’ equity	$91,615,524	$92,164,682

ONDAS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023

Revenues, net	$625,009	$2,595,991
Cost of goods sold	1,019,991	1,569,095
Gross profit (loss)	(394,982)	1,026,896

Operating expenses:
General and administration	3,898,089	5,467,111
Sales and marketing	1,321,149	1,237,485
Research and development	3,512,975	6,974,979
Total operating expenses	8,732,213	13,679,575

Operating loss	(9,127,195)	(12,652,679)

Other income (expense), net
Other income (expense), net	(76,716)	(8,846)
Interest income	97,501	7,345
Interest expense	(782,611)	(1,795,473)
Foreign exchange gain (loss), net	12,937	(5,898)
Total other income (expense), net	(748,889)	(1,802,872)

Loss before income taxes	(9,876,084)	(14,455,551)

Provision for income taxes	-	-

Net loss	(9,876,084)	(14,455,551)
Less preferred dividends attributable to noncontrolling interest	334,138	-
Less deemed dividends attributable to accretion of redemption value	638,646	-
Net loss attributable to common stockholders	$(10,848,868)	(14,455,551)

Net loss per share - basic and diluted	$(0.17)	$(0.30)

Weighted average number of common shares outstanding, basic and diluted	63,035,122	47,697,767

ONDAS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,876,084)	$(14,455,551)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	123,071	252,544
Amortization of debt discount and issuance costs	539,526	1,500,641
Amortization of intangible assets	1,052,211	978,838
Amortization of right of use asset	237,561	343,214
Loss on retirement of assets	3,278	-
Stock-based compensation	269,553	1,263,356
Change in fair value of government grant liability	74,393	36,077
Changes in operating assets and liabilities:
Accounts receivable	1,148,846	(901,595)
Inventory	(1,174,882)	(95,056)
Other current assets	(63,087)	368,890
Deposits and other assets	3,282	(75,948)
Accounts payable	396,573	1,230,473
Deferred revenue	183,103	(1,251,635)
Operating lease liability	(82,799)	(320,905)
Accrued expenses and other current liabilities	(372,569)	(1,705,606)
Other liabilities	82,500	-
Net cash flows used in operating activities	(7,455,524)	(12,832,263)

CASH FLOWS FROM INVESTING ACTIVITIES
Patent costs	(8,689)	(8,732)
Purchase of equipment	(1,188,086)	(135,224)
Cash acquired on the acquisition of Airobotics Ltd.	-	1,049,454
Cash paid for Field of View LLC asset acquisition	-	(41,667)
Purchase of software intangible	(15,638)	-
Net cash flows provided by (used in) investing activities	(1,212,413)	863,831

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of issuance costs	3,859,394	-
Proceeds from exercise of options	2,217	-
Proceeds from sale of redeemable preferred stock in Ondas Networks, net of issuance costs	4,375,035	-
Payments on convertible notes payable	-	(2,502,333)
Payments on government grant liability	-	(6,576)
Payments on loan acquired from Airobotics Ltd.	-	(1,140,301)
Net cash flows provided by (used in) financing activities	8,236,646	(3,649,210)

Decrease in cash and restricted cash	(431,291)	(15,617,642)
Cash and restricted cash, beginning of period	15,022,000	29,775,096
Cash and restricted cash, end of period	$14,590,709	$14,157,454

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$7,300	$5,258
Cash paid for income taxes	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Warrants in OAH related to sale of common stock	$954,737	$-
Warrants in relation to sale of redeemable preferred stock in Ondas Networks	$1,471,194	$-
Preferred dividends attributable to redeemable noncontrolling interest	$334,138	$-
Accretion of redeemable preferred stock in Ondas Networks	$638,646	$-
Transfer of equipment into inventory	$398,046	$-
Common Stock and warrants in relation to acquisition of Airobotics, Ltd.	$-	$5,962,628
Common Stock in relation to acquisition of the assets of Iron Drone, Ltd.	$-	$85,800
Common Stock exchanged for debt repayment	$-	$3,004,794

ONDAS HOLDINGS INC.

RECONCILIATIONS OF ADJUSTED EBITDA

(Unaudited)

	Three months ended March 31,
	2024	2023
Net loss	$(9,876,084)	$(14,455,551)
Depreciation expense	123,071	252,544
Other expense, net	748,889	1,802,872
Amortization of intangible assets	1,052,211	978,838
Stock-based compensation	269,553	1,263,356
Adjusted EBITDA	$(7,682,360)	$(10,157,941)